UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2013 (June 5, 2013)

Gray Television, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4370 Peachtree Road, Atlanta, GA 30319

(Address, Including Zip Code, of Principal Executive Offices)

(404) 504-9828

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 5, 2013, the board of directors (the “Board”) of Gray Television, Inc. (the “Company”) approved and adopted certain amendments to the bylaws of the Company (the “Bylaws”). These amendments, among other things, provide the Board with additional flexibility to create and constitute committees of the Board and to call and hold Board and shareholder meetings, as well as update the Bylaws to align with current Georgia corporate law relating to indemnification of officers and directors, among other things.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the Bylaws, as so amended, attached hereto as Exhibit 3.1 and incorporated herein by this reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 5, 2013, the Company held its annual meeting of shareholders. At the meeting, each of the director nominees was elected to hold office until the Company’s next annual meeting of shareholders and until their respective successors have been duly elected and qualified. In addition, the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for 2013 was ratified. The results of the voting on the proposals submitted to a vote at the meeting were as follows:

Proposal No.	Proposal	Votes For	Votes Withheld	Broker Non-Votes
1	Election of directors:
	Richard L. Boger	77,234,165	1,078,115	18,075,299
	T. L. Elder	77,224,762	1,087,518	18,075,299
	Hilton H. Howell, Jr.	75,893,264	2,419,016	18,075,299
	Robin R. Howell	75,842,902	2,469,378	18,075,299
	William E. Mayher, III	77,227,979	1,084,301	18,075,299
	Howell W. Newton	77,233,054	1,079,226	18,075,299
	Hugh E. Norton	77,174,289	1,137,991	18,075,299
	Robert S. Prather, Jr.	76,318,617	1,993,663	18,075,299
	Harriett J. Robinson	76,404,064	1,908,216	18,075,299

Proposal No.	Proposal	Votes For	Votes Against	Abstain

2	Ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for 2013.	95,019,644	1,321,446	46,489

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

3.1	Bylaws, as amended through June 5, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Senior Vice President and
Chief Financial Officer

Date: June 6, 2013

Exhibit Index

Number	Exhibit

3.1	Bylaws, as amended through June 5, 2013